UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K
CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

September 23, 1996
(Date of Report)

Commission file number  1-8957

ALASKA AIR GROUP, INC.
(Exact name of registrant as specified in its charter)

   Delaware                          91-1292054
(State or other jurisdiction of    	 (I.R.S. Employer
incorporation or organization)	      Identification No.)

19300 Pacific Highway South, Seattle, Washington 98188
(Address of principal executive offices)
(206) 431-7040
(Registrant's telephone number)


ITEM 2.  ACQUISITION OF ASSETS

(a) On August 28, 1996, Alaska Air Group, Inc.'s wholly owned subsidiary, Horizon Air Industries, Inc. (Horizon), ordered 25 de Havilland Dash 8-200 aircraft along with an option to acquire 45 more. The value of the order, based on the manufacturer's list price, is about $270 million. Horizon expects to finance the aircraft with long-term leases.

(b) On September 19, 1996, Alaska Air Group, Inc.'s wholly owned subsidiary, Alaska Airlines, Inc. (Alaska), announced an order for 12 Boeing 737-400 aircraft along with an option to acquire 12 more. The value of the order, based on the manufacturer's list price, is about $540 million. Alaska expects to finance the aircraft with either leases, long-term debt or internally generated cash. The new aircraft will be phased in over the next three years and will replace 12 older McDonnell Douglas MD-80s.

Signature
Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

         ALASKA AIR GROUP, INC.
Registrant

Date:  September 23, 1996


/s/ Harry G. Lehr
Harry G. Lehr
Senior Vice President/Finance
(Principal Financial Officer)